Exhibit 10.7.1

FIRST AMENDMENT TO

DEFERRED COMPENSATION AGREEMENT

This First Amendment to Deferred Compensation Agreement (the “First Amendment”) is made as of the 25th day of January, 2012, by and between Standard Parking Corporation, a Delaware corporation previously known as APCOA/Standard Parking, Inc. (the “Company”), and James A. Wilhelm (the “Employee”).

RECITALS

A. The Company and the Employee previously executed a certain Deferred Compensation Agreement dated as of August 1, 1999 (the “DCA”) providing for the payment of certain additional compensation to the Employee if the Employee continues his employment with the Company until a date certain.

B. Pursuant to a certain Amended and Restated Executive Employment Agreement dated as of January 28, 2009 between the Company and the Employee (the “Employment Agreement”), the Employee acquires certain rights and benefits on the date he attains the age of fifty-eight (58) years.

C. The parties wish to modify the DCA so that the continuous employment required of the Employee as a condition to the Employee’s right to receive retirement benefits thereunder conforms with the parties’ intent as evidenced by the Employment Agreement.

NOW, THEREFORE, in consideration of the Recitals, the mutual promises and undertakings herein set forth, the receipt and sufficiency of which consideration are hereby acknowledged, the parties hereby agree that the DCA shall be deemed modified and amended, effective immediately, as follows:

1. Section 1(b) is hereby amended to read, in its entirety as so amended, as follows:

“(b) “Commencement Date” means the first day of the third month following the Benefit Date, and therefore the Commencement Date is May 1, 2019.”

2. Section 1(g) is hereby amended to read, in its entirety as so amended, as follows:

“(g) “Benefit Date” means the date on which the Employee attains age sixty-five (65), which is February 9, 2019.”

3. A new Section 1(h) shall be added as follows:

“ (h) “Target Date” means February 9, 2012.”

4. The first sentence of Section 2 is hereby amended by adding the words “until the Target Date” immediately following the word “employ”.

5. The term “Retirement Date” appearing in the second sentence of Section 2 shall be deemed replaced by the term “Target Date”.

6. The words “his Retirement Date” appearing at the end of the first sentence of Section 4 shall be deemed replaced by the words “the Target Date”.

7. The second and third sentences of Section 4 shall be deemed amended to read, in their entirety as so amended, as follows:

“If the Employee’s employment is terminated prior to the Target Date for Cause, Performance Reasons or by reason of the Employee’s Voluntary Termination (as such terms are defined in the Employment Agreement), then the Employee shall not be entitled to any Retirement Benefits provided under this

Agreement and all of the Company’s obligations hereunder shall immediately lapse and terminate. If the Employee’s employment is terminated prior to the Target Date for any reason other than Cause, Performance Reasons or the Employee’s Voluntary Termination, the Employee shall be entitled to the Retirement Benefits on the terms and subject to the conditions set forth herein; provided, however, that if termination is on account of the Employee’s Disability, the Employee shall be entitled to the Retirement Benefits only if his Disability continues until the earlier of (a) the Target Date, or (b) the date on which he is re-employed by the Company in substantially the same capacity and performing substantially all of the duties of his employment as at the time the Disability began.”

8. Except as expressly modified above, all of the remaining terms and provisions of the DCA are hereby ratified and confirmed in all respects, and shall remain in full force and effect in accordance with their terms.

IN WITNESS WHEREOF, the Company and the Employee have executed this First Amendment as of the day and year first above written.

COMPANY:		EXECUTIVE:

STANDARD PARKING CORPORATION, a Delaware corporation		/s/ JAMES A. WILHELM
By:	/s/ ROBERT S. ROATH	James A. Wilhelm
Robert S. Roath Chairman of the Board of Directors

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